NEWS RELEASE
COMPUWARE CORPORATION

Corporate Headquarters
One Campus Martius • Detroit, Michigan 48226
(313) 227-7300

For Immediate Release
May 14, 2009

Compuware Increases Year-over-year Earnings Per Share 17 Percent to 55 Cents; Business Service Delivery Strategy Positions Company for Further Earnings Growth

•	Income from operations increases 28 percent year-over-year to $185.1 Million

•	FY ‘09 cash flow from operations of $232.0 million exceeds guidance

•	Fiscal discipline reduces year-over-year operating expense by $179.4 million

DETROIT—May 14, 2009—Compuware Corporation (NASDAQ: CPWR) today announced final financial results for its fourth quarter and fiscal year ended March 31, 2009.

“Our Compuware 2.0 initiative has made Compuware a healthier, more focused business and poised the company for long-term, meaningful growth in earnings,” said Compuware President and Chief Operating Officer Bob Paul. “With a smaller and more profitable Professional Services business and a more focused and strategic product portfolio, our potential for success has never been greater. Through our Business Service Delivery approach, we will capitalize on our market leadership position in end-to-end application performance to meet the growing and ever-more critical demand that applications deliver value back to the business.”

Fiscal Year 2009 Results

During the fiscal year ended March 31, 2009, revenues were $1.09 billion, compared to $1.23 billion in the previous fiscal year. Net income was $139.6 million, up from $134.4 million in fiscal 2008. Earnings per share were 55 cents, an increase of 17 percent from 47 cents in fiscal 2008, based upon 252.4 million and 287.6 million shares outstanding, respectively.

During fiscal 2009, software license fees were $219.6 million, and maintenance revenue was $479.5 million. Professional services fees for fiscal 2009 were $391.4 million.

Fourth Quarter Fiscal 2009 Results

During the fourth quarter, revenues were $253.4 million. Net income was $48.4 million, and earnings per share were 20 cents. During the company’s fourth quarter, software license fees were $55.5 million, and maintenance fees were $111.6 million. Fourth quarter revenue from professional services was $86.3 million.

Fourth Quarter Fiscal Year 2009 Highlights

During the fourth quarter, Compuware:

Compuware Increases Year-over-year Earnings Per Share 17 Percent to 55 Cents; Business Service Delivery Strategy Positions Company for Further Earnings Growth May 14, 2009

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Announced that Partners HealthCare—one of the largest integrated healthcare systems in the U.S.—selected Compuware Vantage for end-to-end visibility into the clinician end-user experience with its electronic medical records (EMR) system.

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Announced that Compuware Vantage and Strobe provide end-to-end visibility into the performance of applications that span both distributed and mainframe transaction systems. This integrated approach to Business Service Delivery enables IT operations and management to quickly predict, isolate and resolve performance challenges from the end-user perspective, increasing internal and external customer satisfaction.

•	Jump-started Application Portfolio Management initiatives by offering a pre-configured version of its market-leading IT portfolio management solution, Changepoint.

•

Announced that its Covisint subsidiary will provide the VIP Health Initiative with a collaborative network for the secure sharing of sensitive patient information and improved physician collaboration. The VIP Health Initiative was formed by Scripps Mercy Physician Partners, SMPP Services and Physician Partners Management Services to enhance the quality of care delivered while also providing key clinical, administrative and regulatory efficiencies.

•

Revealed the results of a study on application performance conducted by Forrester Consulting and commissioned by Compuware, which showed that 64 percent of the respondents believe that poor application performance causes significant financial losses. Despite these losses the study also showed IT takes a costly and reactive approach to Application Performance Management.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the financial information following this press release uses a non-GAAP measure for revenue. The non-GAAP revenue disclosures provide information on total product commitments. Compuware management believes the non-GAAP financial information provided in this release is useful to investors’ understanding and assessment of Compuware’s ongoing core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in operating and evaluating its business and as such has determined that it is important to provide this information to investors.

Compuware Corporation

Founded in 1973, Compuware provides software, experts and best practices to ensure applications work well and deliver business value. Our unique approach, Business Service Delivery, helps CIOs optimize end-to-end application performance for leading businesses around the world, including 46 of the top 50 Fortune 500 companies. Learn more at www.compuware.com.

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Conference Call Information

Compuware Increases Year-over-year Earnings Per Share 17 Percent to 55 Cents; Business Service Delivery Strategy Positions Company for Further Earnings Growth May 14, 2009

Compuware will host a conference call to discuss these results at 5:00 p.m. Eastern time (21:00 GMT) today. To join the conference call, interested parties from the United States should call 800-230-1059. For international access, the conference call number is +1-612-234-9959. No password is required.

A conference call replay will also be available. The United States replay number will be 800-475-6701, and the international replay number will be +1-320-365-3844. The replay passcode will be 992681. Additionally, investors can listen to the conference call via webcast by visiting the Compuware Corporation Investor Relations web site at http://www.compuware.com.

Press Contact

Lisa Elkin, Vice President, Communications and Investor Relations, +1-313-227-7345

Certain statements in this release that are not historical facts, including those regarding the Company’s future plans, objectives and expected performance, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company’s reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

COMPUWARE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	AS OF MARCH 31,

	2009	2008

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$278,112	$215,943
Investments		70,474
Accounts receivable, net	472,011	535,094
Deferred tax asset, net	37,359	44,374
Income taxes refundable	2,578	3,746
Prepaid expenses and other current assets	41,350	49,285
Assets held for sale	27,354

Total current assets	858,764	918,916

PROPERTY AND EQUIPMENT, LESS ACCUMULATED DEPRECIATION AND AMORTIZATION	353,182	365,691

CAPITALIZED SOFTWARE, LESS ACCUMULATED AMORTIZATION	35,763	61,653

OTHER:
Accounts receivable	224,681	244,388
Deferred tax asset, net	30,851	35,851
Goodwill	339,134	356,267
Other	32,475	35,791

Total other assets	627,141	672,297

TOTAL ASSETS	$1,874,850	$2,018,557

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$13,796	$18,772
Accrued expenses	87,205	148,268
Income taxes payable	24,646	4,976
Deferred revenue	409,410	472,864
Liabilities held for sale	26,470

Total current liabilities	561,527	644,880

DEFERRED REVENUE	378,094	399,548

ACCRUED EXPENSES	30,111	19,513

DEFERRED TAX LIABILITY, NET	24,470	27,585

Total liabilities	994,202	1,091,526

SHAREHOLDERS’ EQUITY:
Common stock	2,418	2,616
Additional paid-in capital	628,955	643,544
Retained earnings	249,897	261,754
Accumulated other comprehensive income (loss)	(622)	19,117

Total shareholders’ equity	880,648	927,031

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,874,850	$2,018,557

COMPUWARE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)

	THREE MONTHS ENDED MARCH 31,		TWELVE MONTHS ENDED MARCH 31,

	2009	2008	2009	2008

REVENUES:
Software license fees	$55,428	$100,794	$219,634	$297,506
Maintenance fees	111,622	126,311	479,480	476,374
Professional services fees	86,305	111,811	391,341	455,731

Total revenues	253,355	338,916	1,090,455	1,229,611

OPERATING EXPENSES:
Cost of software license fees	6,031	6,815	24,491	30,475
Cost of maintenance fees	9,063	13,190	41,877	46,300
Cost of professional services	78,348	104,169	368,030	413,921
Technology development and support	18,550	23,998	86,453	101,132
Sales and marketing	51,686	71,220	226,408	267,800
Administrative and general	28,881	48,076	148,019	182,488
Restructuring costs	3,115	3,000	10,037	42,645

Total operating expenses	195,674	270,468	905,315	1,084,761

INCOME FROM OPERATIONS	57,681	68,448	185,140	144,850

OTHER INCOME (EXPENSES)
Interest income	1,765	3,906	10,776	19,910
Settlement	17,943	16,160	17,943	16,160
Other	(685)	(260)	(1,138)	(528)

OTHER INCOME, NET	19,023	19,806	27,581	35,542

INCOME BEFORE INCOME TAXES	76,704	88,254	212,721	180,392

INCOME TAX PROVISION	28,323	27,079	73,074	45,998

NET INCOME	$48,381	$61,175	$139,647	$134,394

DILUTED EPS COMPUTATION
Numerator: Net income	$48,381	$61,175	$139,647	$134,394

Denominator:
Weighted-average common shares outstanding	245,006	267,932	250,916	286,402
Dilutive effect of stock options	966	800	1,486	1,226

Total shares	245,972	268,732	252,402	287,628

Diluted EPS	$0.20	$0.23	$0.55	$0.47

COMPUWARE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	TWELVE MONTHS ENDED MARCH 31,

	2009	2008

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income	$139,647	$134,394
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	53,129	55,167
Property and equipment impairment	662	2,981
Capitalized software impairment		3,873
Acquisition tax benefits	5,059	5,090
Stock award compensation	15,637	11,553
Deferred income taxes	4,986	(2,022)
Other	413	1,474
Net change in assets and liabilities, net of effects from acquisitions and currency fluctuations:
Accounts receivable	17,853	(64,019)
Prepaid expenses and other current assets	3,555	(7,120)
Other assets	(3,641)	640
Accounts payable and accrued expenses	(29,623)	(837)
Deferred revenue	4,015	64,875
Income taxes	20,316	28,641

Net cash provided by operating activities	232,008	234,690

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
Purchase of:
Businesses, net of cash acquired		(4,649)
Property and equipment	(17,943)	(10,498)
Capitalized software	(15,072)	(14,359)
Investment proceeds	70,212	106,717

Net cash provided by investing activities	37,197	77,211

CASH FLOWS USED IN FINANCING ACTIVITIES:
Net proceeds from exercise of stock options including excess tax benefits	11,237	67,178
Contribution to stock purchase plans	2,986	4,066
Repurchase of common stock	(206,042)	(440,988)

Net cash used in financing activities	(191,819)	(369,744)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(15,217)	13,105

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	62,169	(44,738)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	215,943	260,681

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$278,112	$215,943

COMPUWARE CORPORATION AND SUBSIDIARIES
OPERATIONAL HIGHLIGHTS
(dollar amounts in thousands)

	QUARTER ENDED				QUARTER ENDED DECEMBER 31, 2008

	MARCH 31, 2009	MARCH 31, 2008	YR - YR % Change			QTR - QTR % Change

License Fees:
Distributed Product License Fees
Vantage	$13,937	$23,510	(40.7%	)	$18,606	(25.1%)
Changepoint	2,528	3,296	(23.3%	)	2,967	(14.8%)
Quality	4,541	8,218	(44.7%	)	6,567	(30.9%)
Uniface	3,287	4,464	(26.4%	)	3,505	(6.2%)
DevPartner	1,069	2,385	(55.2%	)	1,274	(16.1%)

Total Distributed Product License Fees	25,362	41,873	(39.4%	)	32,919	(23.0%)
Mainframe Product License Fees	30,066	58,921	(49.0%	)	27,594	9.0%

Total License Fees	55,428	100,794	(45.0%	)	60,513	(8.4%)

Maintenance Fees	111,622	126,311	(11.6%	)	116,614	(4.3%)

Total Products Revenue	$167,050	$227,105	(26.4%	)	$177,127	(5.7%)

Total Mainframe Products Revenue	$109,836	$147,247	(25.4%	)	$109,296	0.5%
Total Distributed Products Revenue	$57,214	$79,858	(28.4%	)	$67,831	(15.7%)

Total Products Revenue by Geography
North America	$87,228	$113,485	(23.1%	)	$89,360	(2.4%)
International	$79,822	$113,620	(29.7%	)	$87,767	(9.1%)

Product Releases
Mainframe	5	7	(28.6%	)	1	400.0%
Distributed	8	2	300.0%		10	(20.0%)

Total Costs of Software Products	$85,330	$115,223	(25.9%	)	$93,042	(8.3%)

Deferred license fees
Current	$59,592	$68,885	(13.5%	)	$59,880	(0.5%)
Long-term	$52,513	$60,237	(12.8%	)	$47,172	11.3%
Deferred during quarter	$27,288	$38,545	(29.2%	)	$21,403	27.5%
Recognized during quarter	$20,351	$28,760	(29.2%	)	$20,406	(0.3%)

Professional Services
Professional Services Revenue	$86,305	$111,811	(22.8%	)	$91,540	(5.7%)
Contribution Margin	9.2%	6.8%			5.1%
Billable Headcount	2,116	3,171	(33.3%	)	2,747	(23.0%)

Total Company Headcount	5,006	6,344	(21.1%	)	5,648	(11.4%)

Total DSO	167.7	142.1			175.0
Total DSO (Billed)	83.4	76.9			96.1

COMPUWARE CORPORATION AND SUBSIDIARIES
PRODUCT COMMITMENTS
(In Thousands)

	QUARTER ENDED		TWELVE MONTHS ENDED

	MARCH 31, 2009	MARCH 31, 2008	MARCH 31, 2009	MARCH 31, 2008

License revenue	$55,428	$100,794	$219,634	$297,506

Change in deferred license	6,937	9,786	(4,732)	5,033

License contracts entered into during period	62,365	110,580	214,902	302,539

Maintenance revenue	111,622	126,311	479,480	476,374

Change in deferred maintenance	30,614	77,259	780	49,671

Maintenance contracts & renewals entered into during period	142,236	203,570	480,260	526,045

Total products commitments during period	$204,601	$314,150	$695,162	$828,584

As Compuware continues to emphasize solution selling, deals are becoming more complex, increasing the likelihood that software transactions will be recognized ratably over the maintenance term. Therefore to understand the health of Compuware’s software business, we believe it is important to also consider the amount of product commitments during the reported periods.